Exhibit 99.1
THE REALREAL ANNOUNCES THIRD QUARTER 2022 RESULTS
Q3 2022 Gross Merchandise Value Increased 20% Year-Over-Year
Q3 2022 Total Revenue Increased 20% Year-Over-Year
Cash & Cash Equivalents at Quarter-End was $300 million
SAN FRANCISCO, November 8, 2022 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its third quarter ended September 30, 2022. The company reported top-line growth and continued to deliver operating expense leverage.

“As we continue to focus on profitable growth, our objective is to accelerate our timeline to profitability and demonstrate the efficacy of our business model. We believe there are levers in the business that may enable us to reach profitability with lower top-line growth than previously projected. To this end, we are focused on the following strategic initiatives: (1) overhauling our consignor commission structure, (2) further optimizing our pricing, (3) taking a more aggressive approach on costs, and (4) capitalizing on potential new revenue streams. We are confident that these strategic initiatives will have a meaningful positive impact on our business. However, it may take a quarter or two for these initiatives to be fully reflected in our financial results.” said Rati Sahi Levesque, Co-Interim Chief Executive Officer (“CEO”) and President of The RealReal.

Robert Julian, Co-Interim CEO and Chief Financial Officer of The RealReal, stated, “During the third quarter, both GMV and total revenue grew 20% year-over-year. For the third quarter in a row, compared to the prior year, we narrowed our Adjusted EBITDA loss and improved Adjusted EBITDA margin, despite a more challenging business environment. We continued to see strong demand in our business in the third quarter, especially for ready-to-wear, handbags, men’s, and branded fine jewelry. We also saw strong trends in new buyers and new members. We continue to project that we are on track to achieve Adjusted EBITDA profitability on a full year basis in 2024 and our Vision 2025 Adjusted EBITDA target, assuming top-line growth, variable cost productivity and fixed cost leverage.”
Third Quarter Financial Highlights
•GMV was $441 million, an increase of 20% compared to the same period in 2021
•Total Revenue was $143 million, an increase of 20% compared to the same period in 2021
•Net Loss was $(47.3) million or (33.1)% of total revenue compared to $(57.2) million or (48.1)% in the same period in 2021
•Adjusted EBITDA was $(28.2) million or (19.7)% of total revenue compared to $(31.5) million or (26.5)% of total revenue in the third quarter of 2021
•GAAP basic and diluted net loss per share was $(0.49) compared to $(0.62) in the prior year period
•Non-GAAP basic and diluted net loss per share was $(0.38) compared to $(0.47) in the prior year period
•Top-line-related Metrics
◦Trailing 12 months (TTM) active buyers reached 950,000, an increase of 23% compared to the same period in 2021
◦Orders reached 952,000 in the third quarter, an increase of 26% compared to the same period in 2021
◦Average order value (AOV) was $463, a decrease of 5% compared to the same period in 2021
◦Lower AOV was driven by a year-over-year decrease in average selling prices (ASPs) driven by a shift in demand from high value items to more ready-to-wear items, partially offset by higher units per transaction (UPT).
◦GMV from repeat buyers was 84% which was stable year-over-year

Q4 2022 Guidance
Based on market conditions as of November 8, 2022, we are providing the following guidance for the fourth quarter 2022 GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

Q4 2022
GMV	$480 - $510 million
Total Revenue	$145 - $165 million
Adjusted EBITDA	$(27) - $(23) million

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its results. Investors and analysts can access the call at https://register.vevent.com/register/BI570798c65d2445ef80ad275df793378d. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 30 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service. At our 19 retail locations, including our 16 shoppable stores, customers can sell, meet with our experts and receive free valuations.
Investor Relations Contact:
Caitlin Howe
Vice President, Investor Relations
IR@therealreal.com

Press Contact:
Laura Hogya
Head of Communications
pr@therealreal.com
Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events and uncertainty surrounding macro-economic trends, inflation and the COVID-19 pandemic, and our financial guidance, timeline to profitability, 2025 vision and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"). We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, restructuring charges, CEO transition costs, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Consignment revenue	$93,874	$78,373	$274,780	$215,712
Direct revenue	34,005	29,387	125,474	75,582
Shipping services revenue	14,824	11,078	43,584	31,273
Total revenue	142,703	118,838	443,838	322,567
Cost of revenue:
Cost of consignment revenue	15,206	10,162	43,193	29,872
Cost of direct revenue	28,721	25,025	105,415	65,365
Cost of shipping services revenue	12,999	12,552	43,149	34,480
Total cost of revenue	56,926	47,739	191,757	129,717
Gross profit	85,777	71,099	252,081	192,850
Operating expenses:
Marketing	13,511	15,708	48,469	44,378
Operations and technology	70,782	61,135	207,311	172,906
Selling, general and administrative	46,860	44,912	147,063	132,504
Legal settlement	152	500	456	11,788
Total operating expenses (1)	131,305	122,255	403,299	361,576
Loss from operations	(45,528)	(51,156)	(151,218)	(168,726)
Interest income	1,002	55	1,360	249
Interest expense	(2,675)	(6,072)	(8,014)	(15,374)
Other income (expense), net	6	5	133	22
Loss before provision for income taxes	(47,195)	(57,168)	(157,739)	(183,829)
Provision for income taxes	63	28	96	83
Net loss attributable to common stockholders	$(47,258)	$(57,196)	$(157,835)	$(183,912)
Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(0.62)	$(1.66)	$(2.02)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	96,696,417	91,859,603	95,036,618	90,995,285

(1) Includes stock-based compensation as follows:
Marketing	$567	$628	$1,774	$1,924
Operations and technology	5,038	5,543	15,903	15,789
Selling, general and administrative	5,236	6,421	19,343	18,611
Total	$10,841	$12,592	$37,020	$36,324

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$300,439	$418,171
Accounts receivable, net	8,753	7,767
Inventory, net	62,974	71,015
Prepaid expenses and other current assets	27,095	20,859
Total current assets	399,261	517,812
Property and equipment, net	99,506	89,286
Operating lease right-of-use assets	132,869	145,311
Other assets	2,780	2,535
Total assets	$634,416	$754,944
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$9,900	$4,503
Accrued consignor payable	71,771	71,042
Operating lease liabilities, current portion	20,444	18,253
Other accrued and current liabilities	91,974	94,188
Total current liabilities	194,089	187,986
Operating lease liabilities, net of current portion	130,050	143,159
Convertible senior notes, net	448,954	348,380
Other noncurrent liabilities	2,578	2,291
Total liabilities	775,671	681,816
Stockholders’ equity (deficit):
Common stock, $0.00001 par value; 500,000,000 shares authorized as of September 30, 2022, and December 31, 2021; 97,927,443 and 92,960,066 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively	1	1
Additional paid-in capital	771,287	841,255
Accumulated deficit	(912,543)	(768,128)
Total stockholders’ equity (deficit)	(141,255)	73,128
Total liabilities and stockholders’ equity (deficit)	$634,416	$754,944

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(157,835)	$(183,912)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	20,255	17,840
Stock-based compensation expense	37,020	36,324
Reduction of operating lease right-of-use assets	14,598	14,765
Bad debt expense	1,133	637
Accrued interest on convertible notes	575	1,525
Accretion of debt discounts and issuance costs	1,942	9,854
Loss on disposal/sale of property and equipment and impairment of capitalized proprietary software	432	404
Other adjustments	—	10
Changes in operating assets and liabilities:
Accounts receivable, net	(2,119)	(194)
Inventory, net	8,041	(21,555)
Prepaid expenses and other current assets	(6,543)	(5,330)
Other assets	(391)	(807)
Operating lease liability	(13,074)	(12,548)
Accounts payable	4,067	(6,220)
Accrued consignor payable	729	3,313
Other accrued and current liabilities	(4,494)	21,951
Other noncurrent liabilities	409	556
Net cash used in operating activities	(95,255)	(123,387)
Cash flow from investing activities:
Proceeds from maturities of short-term investments	—	4,000
Capitalized proprietary software development costs	(9,847)	(7,455)
Purchases of property and equipment	(16,408)	(30,303)
Net cash used in investing activities	(26,255)	(33,758)
Cash flow from financing activities:
Proceeds from issuance of 2028 convertible senior notes, net of issuance costs	—	278,234
Purchase of capped calls in conjunction with the issuance of the 2028 convertible senior notes	—	(33,666)
Proceeds from exercise of stock options	2,906	5,452
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	900	1,092
Taxes paid related to restricted stock vesting	(28)	(4)
Net cash provided by financing activities	3,778	251,108
Net increase (decrease) in cash and cash equivalents	(117,732)	93,963
Cash and cash equivalents
Beginning of period	418,171	350,846
End of period	$300,439	$444,809

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA Reconciliation:
Net loss	$(47,258)	$(57,196)	$(157,835)	$(183,912)
Depreciation and amortization	7,195	6,034	20,255	17,840
Stock-based compensation (1)	10,841	12,592	37,020	36,324
CEO separation benefits (2)	—	—	902	—
CEO transition costs (3)	452	—	1,018	—
Payroll taxes expense on employee stock transactions	137	245	412	967
Legal fees reimbursement benefit (4)	(1,400)	(500)	(1,400)	(500)
Legal settlement (5)	152	500	456	11,788
Restructuring charges (6)	—	811	275	2,314
Interest income	(1,002)	(55)	(1,360)	(249)
Interest expense	2,675	6,072	8,014	15,374
Other (income) expense, net	(6)	(5)	(133)	(22)
Provision for income taxes	63	28	96	83
Adjusted EBITDA	$(28,151)	$(31,474)	$(92,280)	$(99,993)

(1) The stock-based compensation expense for the nine months ended September 30, 2022 includes a one-time charge of $1.0M related to the modification of certain equity awards pursuant to the terms of the transition and separation agreement entered into with our founder, Julie Wainwright, in connection with her resignation as Chief Executive Officer ("CEO") on June 6, 2022 (the "Separation Agreement").
(2) The separation benefit charges for the nine months ended September 30, 2022 consists of base salary, bonus and benefits for the 2022 fiscal year, as well as an additional twelve months of base salary and benefits payable to Julie Wainwright pursuant to the Separation Agreement. In addition, see footnote 1 for disclosure regarding the incremental stock-based compensation expense incurred in connection with the Separation Agreement.
(3) The CEO transition charges for the three and nine months ended September 30, 2022 consist of general and administrative fees, including legal and recruiting expenses, as well as retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.
(4) During the three and nine months ended September 30, 2022, we received insurance reimbursement of $1.4 million related to a legal settlement expense.
(5) The legal settlement charges for the nine months ended September 30, 2021 reflects legal settlement expenses arising from the settlement of a putative shareholder class action and derivative case.
(6) The restructuring charges for the nine months ended September 30, 2022 consists of employee severance payments and benefits. The restructuring charges for the three and nine months ended September 30, 2021 consist of the costs to transition operations from the Brisbane warehouse to our new Phoenix warehouse.
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(47,258)	$(57,196)	$(157,835)	$(183,912)
Stock-based compensation	10,841	12,592	37,020	36,324
CEO separation benefits	—	—	902	—
CEO transition costs	452	—	1,018	—
Payroll tax expense on employee stock transactions	137	245	412	967
Legal fees reimbursement benefit	(1,400)	(500)	(1,400)	(500)
Legal settlement	152	500	456	11,788
Restructuring charges	—	811	275	2,314
Provision for income taxes	63	28	96	83
Non-GAAP net loss attributable to common stockholders	$(37,013)	$(43,520)	$(119,056)	$(132,936)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	96,696,417	91,859,603	95,036,618	90,995,285
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.38)	$(0.47)	$(1.25)	$(1.46)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash used in operating activities	$(7,351)	$(35,071)	$(95,255)	$(123,387)
Purchase of property and equipment and capitalized proprietary software development costs	(10,036)	(12,295)	(26,255)	(37,758)
Free Cash Flow	$(17,387)	$(47,366)	$(121,510)	$(161,145)

Key Financial and Operating Metrics:

	September 30 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
	(in thousands, except for AOV and percentages)
GMV	$245,355	$301,219	$327,327	$350,001	$367,925	$437,179	$428,206	$454,163	$440,659
NMV	$189,059	$223,390	$244,162	$256,509	$273,417	$318,265	$310,511	$332,508	$325,105
Consignment Revenue	$55,850	$61,285	$64,887	$72,452	$78,373	$86,508	$83,989	$96,917	$93,874
Direct Revenue	$13,645	$15,512	$23,735	$22,460	$29,387	$45,262	$48,823	$42,646	$34,005
Shipping Services Revenue	$8,302	$10,035	$10,195	$10,000	$11,078	$13,355	$13,888	$14,872	$14,824
Number of Orders	550	671	690	673	757	861	878	934	952
Take Rate	35.4%	35.7%	34.3%	34.5%	34.9%	35.0%	35.7%	36.1%	36.0%
Active Buyers	617	649	687	730	772	797	828	889	950
AOV	$446	$449	$474	$520	$486	$508	$487	$486	$463
% of GMV from Repeat Buyers	82.9%	82.4%	83.6%	84.5%	84.1%	83.8%	85.0%	84.7%	84.2%